EXHIBIT 10.2

EXCLUSIVE LICENSE AGREEMENT

          THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made this 20th day of August, 2009, by and between Advanomics Corporation, a Canadian corporation (the “Licensor”), with its principal place of business at 6100 Royalmount Avenue, Montreal, Quebec, Canada, H4P 2R2, and Sunshine Biopharma, Inc., a Colorado corporation (“the Licensee”), with its principal place of business at 12835 E. Arapahoe Road, Tower 1, Penthouse #805, Englewood, CO 80112, who hereby agree as follows:

RECITALS:

A.        Licensor is the owner of certain intellectual property rights for the oncology drug, Adva-27a (Difluoro-Etoposidetm) as well as the Adva-27a development through clinical trials (the “Licensed Materials”).

B.        Licensee wishes to acquire from Licensor a perpetual exclusive license to the Licensed Materials for the United States pursuant to the terms and conditions contained herein.

          NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

ARTICLE I

Exclusive License Grant

1.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts an irrevocable, perpetual license for the United States (the “Licensed Territory”) of any and all Intellectual Property Rights owned or otherwise assertable by Licensor to use the Licensed Materials (the “License”) for the development, manufacturing, distribution, marketing, customizing, modifying, and creation of documentation for the Licensed Materials (the “Permitted Purposes”).

As used in this Agreement, the term “Intellectual Property Rights” shall mean any and all rights to use the Licensed Materials, existing from time to time in any jurisdiction under patent law, copyright law, moral rights law, trade secret law, trademark law, unfair competition law or other similar rights unless mutually agreed upon.

1.2       No Other Rights Granted. Apart from the rights afforded Licensee under this Agreement (the “License Rights”), enumerated in this Agreement, the License does not include a grant to Licensee of any right to engage in any other activity, nor grant any ownership right, title or interest, or any security interest or other interest in any Intellectual Property Rights relating to the Licensed Materials.

1.3	Licensed Materials as Confidential Information. The Licensed Materials shall be

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deemed Confidential Information and use in disclosure is subject to the provisions of Article IX.

1.4       Authorized Licensee Delegates. Licensee may delegate the exercise of License Rights under this Agreement to one or more persons (the “Authorized Licensee Delegates” or an “Authorized Licensee Delegate”) in the Licensed Territory without prior written notice to Licensor.

1.4.1    The Licensed Rights exercisable by any Authorized Licensee Delegate shall be solely for the benefit of Licensee and shall be in strict accordance with the applicable provisions of this Agreement.

1.4.2    Prior to any exercise of License Rights, each Authorized Licensee Delegate that is not a wholly owned subsidiary of Licensee or of which Licensee is not a wholly owned subsidiary, shall agree in writing and be bound by this Agreement to the same extent that the Authorized Licensee Delegate would be bound if it were an employee of Licensee.

1.4.3    Licensee shall be responsible to Licensor for performance of all the obligations under this Agreement assumed by any Authorized Licensee Delegate.

1.5       Modifications of and Additions to Licensed Materials. The parties acknowledge that Licensee may amend, modify, supplement, and add to the Licensed Materials (such new materials are referred to as the “Licensee Additions”). All Licensee Additions shall be and remain the sole property of the Licensee. Licensee grants to Licensor a non-exclusive license (the “Additional License”) to use the Licensee Additions in providing the Licensor Services; provided, however, that Licensor may not use the Licensee Additions for any of the Permitted Purposes. The Additional License shall be on the same terms as the License granted by this Agreement and shall be coextensive in term with the License.

ARTICLE II

Term and Termination of License

2.1       Term of License. The License shall be in effect for a perpetual license term, unless sooner terminated in accordance with this Article II.

2.2       Mutual Termination of License. The parties may terminate the License or any License Right by mutual consent upon such terms as they may agree in writing.

2.3       Termination for Breach. This Agreement may be terminated upon the material breach of its terms and representations. For purposes of this Agreement, the term “material breach” shall mean any violation by a party of a covenant or warranty or a misrepresentation made under this Agreement which is shown to affect adversely (a) the rights and benefits of the other party under this Agreement; or (b) the ability of the other party to perform its obligations under this Agreement, to such a degree that a reasonable person in the management of his or her own affairs would be more likely than not to decline to enter into this Agreement in view of the breach. In the event of any such breach:

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2.3.1	The party not in breach (the “Non-Breaching Party”) shall give the party in breach (the “Breaching Party”) notice describing the breach.

2.3.2

The Breaching Party shall have 30 days from such notice to cure such breach or, if such breach cannot reasonably be cured within such 30-day period, to commence actions reasonably adequate to alleviate any damage to the Non-Breaching Party resulting from the breach and to prevent a similar future breach.

2.4       Other Terminations. The License shall terminate automatically to the extent permitted by applicable law in pertinent jurisdictions in any of the following events:

2.4.1	If Licensee becomes insolvent or admits a general inability to pay its debts as they become due, then the License shall immediately terminate without notice.

2.4.2

If Licensor becomes insolvent or admits a general inability to pay its debts as they become due then the Licensed Materials shall immediately become the property of Licensee with full rights to perfect any and all rights to the Licensed Materials under the laws of the United States.

2.4.3	Either party may terminate the License immediately upon the discovery of any material false statement or misrepresentation contained in this Agreement.

2.4.4	If Licensee fails to raise the equity capital and complete the transactions pursuant to Sections 3.1 (c) and (d), herein.

ARTICLE III

Consideration for License

3.1       Consideration for License. In consideration for the granting of the exclusive License herein, Licensee hereby agrees to issue to Licensor (or its assigns):

          (a)       73,000,000 shares of Licensee’s Common Stock, par value $0.001 per share, with a fair market value of $0.001 (US) per share for a total of $73,000.00 (US);

          (b)       7,300,000 shares of Licensee’s Series A Preferred Stock, par value $0.001 per share, with a fair market value of $0.01 (US) per share for a total of $73,000.00 (US) and with those preferences as stated in Exhibit “A” attached hereto and incorporated herein as if set forth; and

          (c)       Licensee shall subscribe and pay for 60,000 shares of Licensor’s Common Stock within thirty (30) days from the date hereof, at a price of $5.00 (US) per share; and

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          (d)       Licensee shall subscribe and pay for 1,940,000 shares of Licensor’s Common Stock within six (6) months from the date hereof, at a price of $5.00 (US) per share. Upon receipt by Licensor of this subscription, Licensor shall grant Licensee an option to purchase an additional 1,000,000 shares of Licensor’s Common Stock at an exercise price of $10.00 (US) per share for a twelve (12) month period. A copy of the relevant option agreement is attached hereto and incorporated herein as Exhibit “B.”

ARTICLE IV

Representations

4.1       Representations of Licensor. Licensor hereby represents and warrants to Licensee as follows:

                      4.1.1    Licensor has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and (ii) carry out Licensor’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Licensor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Licensor (including the approval by its Board of Directors), and no other corporate proceedings on the part of Licensor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Licensor and constitutes the legal and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

                      4.1.2    Licensor confirms that the Licensee’s common stock to be received in exchange for the License (the “Securities”) are being acquired for investment for the Licensor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Licensor has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the Licensor further represents it does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

                      4.1.3    Licensor understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities laws. Licensor understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as Licensor by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. Licensor understands that it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection, Licensor understands that the Licensee has advised its Transfer Agent that the Securities are “restricted securities” under the 1933 Act and that they may not be transferred by Licensor to any person without the prior consent of the Licensee, which consent of

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the Licensee will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by Licensor must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, Licensor acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

          Licensor understands that the foregoing legend on the certificate for the Securities limits their value, including their value as collateral.

                      4.1.4    Licensor represents that its management is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

4.2       Representations of Licensee. Licensee hereby represents and warrants to Licensee as follows:

                       4.2.1       Licensee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Licensee to be conducted. Licensee is in possession of all approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Licensee to be conducted, except where the failure to have such approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Licensee.

                      4.2.2    The authorized capital stock of Licensee consists of 200,000,000 shares of Common Stock, $.001 par value per share and 10,000,000 shares of Preferred Stock consisting of 2,700,00 shares of Preferred Stock, $.001 par value per share, and 7,300,000 Series “A” Preferred Stock, $.001 par value per share. At the close of business on the business day prior to the effective date hereof, 3,931,800 of Licensee’s Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. All outstanding shares of Licensee’s Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts. No Preferred Shares are issued and outstanding.

                      4.2.3    There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Licensee, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions,

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options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Licensee is a party or by which it is bound obligating Licensee to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Licensee or obligating Licensee to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

                      4.2.4    There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Licensee is a party or by which it is bound with respect to any equity security of any class of Licensee.

                      4.2.5    Licensee has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and (ii) carry out Licensee’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Licensee of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Licensee (including the approval by its Board of Directors), and no other corporate proceedings on the part of Licensee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Licensee and constitutes the legal and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

ARTICLE V

Service Agreements by Licensee

5.1       License and Service Agreements. Licensee shall enter into only such forms of service agreements which adequately protect the Intellectual Property Rights connected with the Licensed Materials and which provide the same equivalent protection for such Rights as is provided for Licensee’s similar Intellectual Property Rights in its own proprietary information.

5.2       Terms of Service Agreements. Any form of service agreement used by Licensee for transactions that involve the Licensed Materials:

          5.2.1    With United States government departments or agencies shall include a restricted-rights clause conforming to the Federal Acquisition Regulations then in effect that protects the intellectual rights and ownership of the Licensed Material.

5.2.2    Shall include an exclusion of incidental, consequential, special, punitive, or exemplary damage remedies against Licensee and Licensor.

5.2.3    Shall contain appropriate confidentiality agreements in a similar form as Licensee uses to protect its own proprietary information.

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ARTICLE VI

Warranties of Licensor

Licensor warrants and represents to Licensee that:

6.1       Infringement. To the best of its knowledge, Licensor’s grant of the License and the use of the Licensed Materials by Licensee pursuant to this Agreement will not infringe any valid and subsisting Intellectual Property Right of any person other than Licensee or an affiliate of Licensee. No other person is using or has access to the Licensed Materials for the Permitted Purposes.

6.2       Accuracy of Information. To the best of Licensor’s knowledge, all information contained in the Licensed Materials is accurate and not misleading. Licensor further warrants that, upon learning of any inaccuracy in or in completeness of any Licensed Material, Licensor promptly will notify Licensee of such matter and take all actions necessary to make the Licensed Materials complete and accurate or pay the actual, reasonable costs incurred by Licensee in correcting any such Licensed Materials.

6.3       Disclaimer of All Other Warranties and Representations. THE EXPRESS WARRANTIES AND REPRESENTATION SET FORTH IN THIS ARTICLE VI ARE IN LIEU OF, AND LICENSOR DISCLAIMS, ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT LICENSOR KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN LICENSEE WITH RESPECT TO THE LICENSED SOFTWARE OF ANY PART THEREOF.

ARTICLE VII

Licensor’s Infringement-Defense Obligation

7.1       Covenant to Defend. As a covenant separate from its non-infringement representation, Licensor, at its own expense, shall defend claims against Licensee by third parties that any use of the Licensed Materials, consistent with this Agreement, constitutes an infringement of an Intellectual Property Right under any applicable law.

7.2       Conditions for Licensor Defense. To be entitled to a defense by Licensor against any such third-party infringement claim:

7.2.1    Licensee shall advise Licensor of the existence of the claim by the most expeditious reasonable means, immediately upon learning of the assertion of the claim against

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Licensee (whether or not litigation or any other proceeding has been filed or served); and

7.2.2    Licensee shall permit Licensor to have the sole right to control the defense and/or settlement of all such claims, so long as no such settlement adversely affects Licensee’s ability to exercise the License Rights.

7.3       Actions Upon Injunctive Relief. In the event a preliminary injunction or other injunctive relief is entered that materially enjoins Licensee from exercising the License, Licensee may suspend payment of all monies owing to Licensor until such time, if any, as the preliminary injunction is vacated or stayed. For so long as such injunction is in effect, the annual License fee shall be abated on a pro rated basis.

7.4       Actions Upon Successful Assertion of Infringement Claim. If a third-party infringement claim is sustained in a final judgment from which no further appeal is taken or possible, and Licensor is not able to procure, at its sole cost, for Licensee the right to continue to use the Licensed Materials pursuant to this Agreement, this Agreement shall terminate.

ARTICLE VIII

Indemnity and Defense Obligations

8.1       Mutual Indemnity. Each party (the “Defending Party”) shall defend, hold harmless the other party (the “Protected Party”) against any and all claims, losses, liabilities, costs and damages (collectively, the “Claims”) arising from or relating to any material inaccuracy in any representation, and any material breach of any warranty or covenant under this Agreement.

8.2       Defense Procedure. Each Protected Party seeking to be defended against a Claim under this Agreement shall notify the Defending Party within 60 days of the assertion of any Claim(s) or discovery of any fact upon which the Protected Party intends to base a Claim for defense and /or indemnification under this Agreement. The Protected Party’s failure to so notify a Defending Party shall relieve the Defending Party from any liability under this Agreement to the Protected Party with respect to defense or indemnity with respect to such Claim(s).

8.3       Participation in and Control of Defense. If a Defending Party defends a Protected Party in a lawsuit, arbitration, negotiation, or other proceeding (“dispute”) concerning a Claim pursuant to this Agreement, the Protected Party shall have the right to engage separate counsel, at the Protected Party’s expense, to monitor and advise the Protected Party about the status and progress of the defense.

8.3.1    With respect to any issue involved in such dispute as to which the Defending Party has acknowledged the obligation to indemnify the Protected Party, the Defending Party shall have the sole right to control the defense of (and/or settle or otherwise dispose of) the dispute on such terms as the Defending Party in its judgment deems appropriate

8.3.2    To be entitled to sole control of the defense, upon request by the Protected Party, the Defending Party shall demonstrate to the reasonable satisfaction of the Protected Party the Defending Party’s financial ability to carry out its defense obligations (and its indemnity

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obligations if any).

8.4       Offset of Indemnity Amounts. In any event requiring indemnity of one party by another hereunder, the indemnitee may offset, against any payments subsequently due to the indemnitor from the indemnitee, any amount remaining unpaid under this indemnity unless otherwise provided in this Agreement.

8.5       No Defense or Indemnity for Own Negligence or Misconduct. Except as may be expressly provided otherwise in this Agreement, no party shall be required to defend or indemnify any other party with respect to Claims finally adjudged to have been caused by the putative indemnitor’s own negligence, gross negligence, or willful misconduct (i.e., misconduct in bad faith). Reasonable expenses incurred by a Protected Party who is or is threatened to be made a named defendant or respondent in a dispute may be paid or reimbursed by the Defending Party, in advance of the final disposition of the proceeding, after the Defending Party receives a written undertaking by or on behalf of the Protected Party to repay the amount paid or reimbursed, if and to the extent it is ultimately determined that the Protected Party was negligent or grossly negligent or had engaged in willful misconduct.

ARTICLE IX

Confidential Information

9.1       Definition. As used herein, the term “Confidential Information” means the Licensed Materials and any other information that is proprietary to a party or has been acquired or is being used by such party pursuant to a confidentiality agreement with a third party and which is not generally known in the relevant industry or industry segment and affords possessors of the information a commercial or business advantage over others who do not have such information.

9.2       Illustrative Types of Confidential Information. The term “Confidential Information” may include, but is not limited to, customer information, accounting data, statistical data, research projects, development and marketing plans, customer lists, and insurance payor data.

9.3       Exclusions from Confidential Information Status. The term “Confidential Information” does not include any information that, through no fault of the receiving party, is or becomes:

9.3.1	Substantially described in an English language printed publication;

9.3.2	Developed by or on behalf of the receiving party; or

9.3.3    Disclosed to the receiving party by a third party not having an obligation of confidence to the owner of such Information.

9.4       Security Conditions. Confidential Information shall be maintained under secure conditions by a receiving party using at least the same security procedures used by such

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receiving party for the protection of its own Confidential Information.

9.5       Non-Use Obligation. The receiving party shall not use any Confidential Information, except for the benefit of such Information without the expressed prior written consent of an authorized officer of the owner of such Information during the term of this Agreement and for three years thereafter and shall not disclose any such information without such consent except as permitted by this Agreement or except:

9.5.1    To those of the receiving party’s employees and the performance of such receiving party’s obligations under this Agreement;

9.5.2    To third parties who execute confidentiality agreement acknowledging the obligations of confidentiality under this Agreement;

9.5.3    To those Authorized Licensee Delegates who have executed an appropriate form of binding non-disclosure agreement or are otherwise obligated to preserve the receiving party’s confidences; or

9.5.4    Upon the order of a court or other tribunal of competent jurisdiction to disclose such Confidential Information, upon notice to the owner of such Information.

9.6       Third-Party Misappropriation. A receiving party of Confidential Information shall immediately report to the owner of such Information any attempt by any person of which the receiving party has knowledge to use or disclose Confidential Information without authorization from its owner.

9.7        Post-Termination Procedures. Upon any termination of the receiving party’s right to possess and/or use Confidential Information, the receiving party shall turn over to the owner of the Confidential Information (or, if agreed by such owner, destroy) any disks, tapes, documentation, notes, memorandum, documents, or any other tangible embodiments of any such Information.

ARTICLE X

Arbitration

10.1     All disputes arising out of or relating to the subject matter of this Agreement shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator chosen by each party and a single arbitrator agreed to by both parties. If no such agreement of the jointly chosen arbitrator is obtained, then an arbitrator will be appointed by the American Arbitration Association. Each party to such arbitration shall have the disclosure responsibilities mandated by Rule 26(a) of the Federal Rules of Civil Procedure. Discovery shall be governed by Rules 26 through 36 of the Federal Rules of Civil Procedure, except as to any limitations on scope or amount agreed to by the parties or imposed in his sole discretion by the arbitrator. Actions for injunctive relief or any violation of the confidentiality prohibitions of Article IX may be sought in a court of competent jurisdiction without initial reference to arbitration pursuant to this Article. The arbitrator shall have the power to include

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punitive damages or incidental or consequential damages in the arbitration award and the arbitrator shall have the power to award attorney’s fees to the prevailing party. Judgment on the arbitration award in accordance with this Agreement may be entered in any state or federal court of competent jurisdiction.

ARTICLE XI

General Provisions

11.1     Entire Agreement. Except as may be expressly provided otherwise herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the parties with reference thereto shall be of any force or effect. No modification or amendment to this Agreement shall be valid or binding unless reduced to writing and duly executed by the party or parties to be bound thereby.

11.2	Authority and Other General Warranties. Each party warrants to the other that:

11.2.1   The execution and/or performance of this Agreement does not and will not violate or interfere with any other agreement of it, which violation or interference would have a material adverse effect on it;

11.2.2     It will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement and have a material adverse effect on the other party;

11.2.3     It is not presently the subject of, nor the proponent of, any claim that would have a material adverse effect on the other party.

11.3     Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution of this Agreement and the termination of the License except as may be expressly indicated otherwise.

11.4     Independent Parties. The parties are independent contractors. Except as may be expressly and unambiguously provided in this Agreement, no partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship.

11.4.1  Except to the extent expressly provided in this Agreement neither party has and neither party shall attempt to assert, the authority to make commitments for or to bind the other party to any obligation.

11.4.2   Although this Agreement contains covenants with respect to Confidential Information, the parties disclaim any other intent to create a confidential or fiduciary relationship between them.

11.5	Injunctive Relief. Each party acknowledges that any violation by that party of its

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covenants in this Agreement relating to Intellectual Property Rights would result in damage to the other party that is largely intangible but nonetheless real, and that is incapable of complete remedy by an award of damages. Accordingly, any such violation shall give the other party the right to a court-ordered injunction or other appropriate order to specifically enforce those covenants.

11.6     Survival of Restrictive Covenants. The covenants herein concerning Intellectual Property Rights shall be construed as independent of any other provision hereof. The existence of any Claim or cause of action by a party, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the other party of such covenants.

11.7     Effect of Partial Invalidity. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then:

11.7.1     The validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected;

11.7.2     The provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties’ intent as manifested herein; and

11.7.3     If the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

11.8     Assignment. No party may assign any right under this Agreement, and any purported assignment shall be null and void and a breach of this Agreement, except for the following or as otherwise provided herein:

11.8.1     Either party may assign this Agreement with the express prior written consent of the other party.

11.8.2  Any party may assign all of its rights indivisibly to an entity in which a party owns more than 50% of the voting interests or which owns more than 50% of the voting interests of a party, and which agrees in writing to comply with the party’s obligations under, and to be bound by, this Agreement.

11.8.3  Either party may assign all of its rights indivisibly (but not divisibly) in connection with a sale or other disposition of substantially all the assets of that party’s business relating to the Licensed Materials to a single acquiring entity. The acquiring entity must agree in writing to comply with the assigning party’s obligations under, and to be bound by, this Agreement.

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11.9     Notices. Any notices provided or required under the terms of this Agreement shall be effective immediately when provided by verified electronic or facsimile transmission or personal delivery one business day after being deposited with a nationally recognized overnight courier, or five days after being sent by first class mail, and addressed as follows:

  If to LICENSOR:

Advanomics Corporation
6100 Royalmount Avenue
Montreal, Quebec H4P 2R2
Canada

With a copy to:

Frank Tutino, Esq.
Tutino Edwards Joseph
1080 Cote du Beaver Hall, Suite 600
Montreal, Quebec H2Z 1S8
Canada

If to LICENSEE:

Sunshine Biopharma, Inc.
12835 E. Arapahoe Road
Tower 1 Penthouse #805
Englewood, CO 80112

with a copy to:

Andrew I. Telsey, Esq.
Andrew I. Telsey, P.C.
12835 E. Arapahoe Road
Tower 1 Penthouse #803
Englewood, CO 80112

11.10   Remedies. Except as otherwise provided herein or in this Agreement, the remedies set forth herein or in this Agreement are not exclusive, and either party shall be entitled alternatively or cumulatively to damages for breach of this Agreement or to any other remedy available under applicable law.

11.11   Choice of Law. This Agreement shall be interpreted and enforced in accordance with the law of the State of Colorado applicable to agreements made and performed entirely in the State of Colorado by persons domiciled therein.

11.12   Attorney’s Fees. If litigation or other action is commenced between the parties concerning any dispute arising out of or relating to this Agreement, the prevailing party shall be

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entitled, in addition to any other award that may be made, to recover all court costs or other official costs and all reasonable expenses associated with the action, including without limitation reasonable attorney’s fees and expenses.

11.13   No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

11.14   Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns permitted by this Agreement.

11.15   Article Headings. The article headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

11.16   Representation of Counsel; Mutual Negotiation. Each party has been and had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arms length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.

11.17   Counterparts; Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by electronic transmission, facsimile machine or telecopier is to be considered as an original signature and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, an electronic, facsimile or telecopied document is to be re-executed in original form by the parties who executed the electronic, facsimile or telecopy document. No party may raise the use of electronic transmission, facsimile machine or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this section. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Each person signing below represent that (s)he has read this Agreement in its entirety, understands its terms, and on behalf of the party indicated below by his or her name agrees that such party shall be bound by those terms.

(balance of page intentionally left blank - signature page follows)

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IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the date first written above.

LICENSOR:	LICENSEE:

ADVANOMICS CORPORATION	SUNSHINE BIOPHARMA, INC.

By:s/Steve N. Slilaty________________	By:_s/Michele Di Turi_________________

Title:_President____________________	Title:_s/President_____________________

Date:_____________________________            Date:_______________________________

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EXHIBIT A

PREFERENCES, RIGHTS AND LIMITATIONS

OF SERIES “A” PREFERRED STOCK

OF SUNSHINE BIOPHARMA, INC. (the “Corporation”)

The designation, preferences, limitations and relative rights of the Series “A” Preferred Stock are as follows:

Series “A” Preferred Stock

(a)	Designation of Series.

This series of Preferred Stock shall be designated as “Series ‘A’ Preferred Stock” and the number of shares of such series shall be seven million three hundred thousand (7,300,000).

(b)	Dividends.

The holders of Series “A” Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in it is sole discretion.

(c)	Redemption.

The Series “A” Preferred Stock shall not be redeemable by the Corporation.

(d)	Preference on Liquidation.

(1)    In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series “A” Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation’s Common Shares or junior stock, an amount equal to One Dollar ($1.00) per share. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series “A” Preferred Shares an amount equal to One Dollar ($1.00) per share, the holders of the Series “A” Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of Series “A” Preferred Shares have received an amount equal to One Dollar ($1.00) per share, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.

(2)    A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (d) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series “A” Preferred Shares shall be entitled only to the rights provided in the plan of reorganization.

(e)	Voting Rights

The holders of the Series “A” Preferred Shares and the holders of the Common Shares issued and outstanding shall have and possess equal rights to notice of shareholders’

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meetings. The holders of the Series “A” Preferred Shares shall be entitled to ten (10) votes per share of Series “A” Preferred Stock held by them at any meeting of shareholders for the election of directors or upon any other matter.

(f)	Conversion of Series “A” Preferred Stock Into Common Stock

          (1)          Subject to the provisions of this subdivision (f), the holder of record of any share or shares of Series “A” Preferred Stock shall have the right, at his option, at any time commencing after the date of issuance of said shares, to convert one (1) share of Series “A” Preferred Stock into ten (10) fully paid and nonassessable shares of Common Stock of the Company.

          (2)          Any holder of a share or shares of Series “A” Preferred Stock desiring to convert such Series “A” Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series “A” Preferred Stock so to be converted, duly endorsed to the Company, or in blank, at the principal office of the Company, and shall give written notice to the Company at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

          (3)          Conversion of Series “A” Preferred Stock shall be subject to the following additional terms and provisions:

                      (A)            As promptly as practicable after the surrender for conversion of any Series “A” Preferred Stock, the Company shall deliver or cause to be delivered to the holder of such Series “A” Preferred Stock at the holder’s address as indicated on the Company’s stock ledger (or such other place as may be designated by the holder), to or upon the written order of the holder of such Series “A” Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. The certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred unless it is so registered, or an exemption from registration is available in the opinion of counsel to the Corporation. Shares of the Series “A” Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series “A” Preferred Stock for conversion, as provided above, and the rights of the holders of such Series “A” Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

                      (B)            The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series “A” Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series “A” Preferred Stock not converted. For purposes of this subparagraph (B), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series “A” Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

                      (C)            In the event that the Company shall at any time combine in a lesser number of shares the outstanding shares of Common Stock (a “reverse split”), the number of shares of Common Stock issuable upon conversion of the Series “A” Preferred

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Stock shall remain at ten (10) shares of Common Stock for each share of Series “A” Convertible Stock surrendered for conversion. In the event that the Company shall at any time subdivide in a greater number of shares the outstanding shares of Common Stock (a “forward split”), the number of shares of Common Stock issuable upon conversion of the Series “A” Preferred Stock shall be proportionately increased upon surrender for conversion, effective in either case at the close of business on the date when such subdivision or combination shall become effective. However, in no event shall shares of Series “A” Preferred Stock which were subject to a forward split be diluted by a subsequent reverse split.

                      (D)            In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series “A” Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series “A” Preferred Stock, but at the conversion ratio stated in this subdivision (3)(f), the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

                      (E)            In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series “A” Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                      (F)            Such adjustments shall be made successively if more than one event listed in subdivisions (f)(3)(C), (D) and (E) hereof shall occur.

                      (G)            No adjustment of the conversion ratio shall be made by reason of:

                      (i) the purchase, acquisition, redemption or retirement by the Company of any shares of the Common Stock or any other class of the capital stock of the Company, except as provided in subdivision (f)(3)(C); or

                      (ii)            the issuance, other than as provided in subdivisions (f)(3)(C) and (E), of any shares of Common Stock of the Company, or of any securities convertible into shares of Common Stock or other securities of the Company, or of any rights, warrants or options to subscribe for or purchase shares of the Common Stock or other securities of the Company, or of any other securities of the Company, provided that in the event the Company offers any of its securities, or any rights, warrants or options to subscribe for or purchase any of its securities, to the holders of its Common Stock pursuant to any preemptive or preferential rights granted to holders of Common Stock by the Articles of Incorporation of the Company, or pursuant to any similar rights that may be granted to such holders of Common Stock by the Board of Directors of the Company, at least twenty (20) days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series “A” Preferred Stock then of record; or

                      (iii)            any offer by the Company to redeem or acquire shares of its Common Stock by paying or exchanging therefor stock of another corporation or the carrying out by the Company of the transactions contemplated by such offer, provided that at least twenty (20) days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders

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of the Series “A” Preferred Stock then of record.

          (4)          The issuance of certificates for shares of Common Stock upon conversion of the Series “A” Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series “A” Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable.

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